Exhibit 99.1

Joint Filer Information

Name and Address of Joint Filer:	Chinh E. Chu

Address of Joint Filer:	c/o Dun & Bradstreet Holdings, Inc.
103 John F. Kennedy Parkway

Relationship of Joint Filer to Issuer:	Director; member of 10% owner group

Issuer Name and Ticker or Trading Symbol:	Dun & Bradstreet Holdings, Inc. [DNB]

Date of Event Requiring Statement
(Month/Day/Year):	July 1, 2020

Designated Filer:	Chinh E. Chu

Signature:

/s/ Chinh Chu

Dated: July 1, 2020

Joint Filer Information

(continued)

Name and Address of Joint Filer:	CC Star Holdings, LP

Address of Joint Filer:	c/o Dun & Bradstreet Holdings, Inc.
103 John F. Kennedy Parkway

Relationship of Joint Filer to Issuer:	Director; 10% Owner

Issuer Name and Ticker or Trading Symbol:	Dun & Bradstreet Holdings, Inc. [DNB]

Date of Event Requiring Statement
(Month/Day/Year):	July 1, 2020

Designated Filer:	Chinh E. Chu

Signature:

CC STAR HOLDINGS, LP

	By:	CC Capital GP, LLC
	Its:	General Partner

	By:	/s/ Chinh Chu
	Name:	Chinh E. Chu
	Title:	President and Senior Managing Director

Dated: July 1, 2020

Joint Filer Information

(continued)

Name and Address of Joint Filer:	CC Capital GP, LLC

Address of Joint Filer:	c/o Dun & Bradstreet Holdings, Inc.
103 John F. Kennedy Parkway

Relationship of Joint Filer to Issuer:	Director; 10% Owner

Issuer Name and Ticker or Trading Symbol:	Dun & Bradstreet Holdings, Inc. [DNB]

Date of Event Requiring Statement
(Month/Day/Year):	July 1, 2020

Designated Filer:	Chinh E. Chu

Signature:

CC CAPITAL GP, LLC

	By:	/s/ Chinh Chu
	Name:	Chinh E. Chu
	Title:	President and Senior Managing Director

Dated: July 1, 2020